Exhibit 10.3

AMENDMENT NO. 1 TO

EXCHANGE AGREEMENT

This Amendment Number 1 (the “Amendment”) is made and entered into as of October 16, 2003, by and between NEKTAR THERAPEUTICS, a Delaware corporation (the “Company”) and ALEXANDRA GLOBAL MASTER FUND LTD. (the “Holder”).

RECITALS

WHEREAS, the Company and the Holders entered into an Exchange Agreement dated October 10, 2003 (the “Agreement”) pursuant to which the Holders shall exchange and cancel an aggregate of $20,815,000 in principal of the Holders’ beneficial interest in the Company’s 3.5% Convertible Subordinated Notes due 2007 (the “Prior Notes”) in consideration for the issuance by the Company to the Holders of $13,987,000 in principal of the Company’s 3% Convertible Subordinated Notes due 2010 (the “New Notes”) (the “Exchange”); and

WHEREAS, the Company and the Holders desire to enter into this Amendment to amend the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants and considerations contained herein, the receipt of which are hereby acknowledged, the undersigned hereby agree as follows:

1.             SECTION 1.  Section 1 is hereby amended, restated and replaced with the following:

1.1          Cancellation of Beneficial Interest in Prior Notes.  Upon and subject to the terms of this Agreement, the Holder hereby agrees, at the Closing (as defined below), to exchange, transfer, cancel and assign all of its right, title, interest and beneficial interest in and to that portion of the Prior Notes set forth opposite the name of such Holder on Appendix I to the Company in exchange for the issuance of New Notes in the principal amount set forth opposite the name of such Holder on Appendix I hereto which in the aggregate amount as issued to the Holder shall equal $13,978,000.  After the cancellation, the Holder shall have no further right, title, interest or beneficial interest in the Prior Notes.

1.2          Purchase of New Notes.  Upon and subject to the terms of this Agreement and in reliance of the representations and warranties set forth herein, the Company hereby agrees to issue to the Holder, and the Holder agrees to acquire from the Company, at the Closing, New Notes in the aggregate principal amount of $13,978,000 in exchange for the cancellation of the Holder’s beneficial interests in the Prior Notes as described in Section 1.1 above.

2.             APPENDIX I.  Appendix I is hereby amended, restated and replaced with the following:

APPENDIX I

HOLDER	PRIOR NOTES	NEW NOTES
Alexandra Global Master Fund Ltd.	$20,815,000	$13,978,000
TOTAL:	$20,815,000	$13,978,000

3.             COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall constitute one instrument.

4.             FULL FORCE AND EFFECT.  The provisions of the Agreement shall remain in full force and effect, except as set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date set forth in the first paragraph hereof.

COMPANY:

NEKTAR THERAPEUTICS

Signature:	/s/ Ajit S. Gill
Ajit S. Gill
President, Chief Executive Officer and Director

Address:	150 Industrial Road
San Carlos, CA 94070

HOLDER:

ALEXANDRA GLOBAL MASTER FUND LTD.

By:	Alexandra Investment Management, LLC, as Investment Advisor

Signature:	/s/ Mikhail Filimonov

Print Name:	Mikhail Filimonov

Title:	Chairman, CEO & Chief Investment Officer

Address:

c/o Alexandra Investment Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017
Facsimile No.: (212) 301-1810